Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120057, No. 333-138456, No. 333-140627, No. 333-161355, No. 333-162844 and No. 333-170619) of AngioDynamics, Inc. and Subsidiaries of our report dated August 12, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York

August 12, 2011